Exhibit 21
SUBSIDIARIES OF OXFORD INDUSTRIES, INC.
     The following table lists each subsidiary of Oxford Industries, Inc. indented under the name of its immediate parent, the percentage of each subsidiary’s voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

		Jurisdiction of
	% of Voting	Incorporation or
Name	Securities	Organization
Oxford Industries, Inc.

Oxford Garment, Inc.	100	Delaware

Lionshead Clothing Company	100	Delaware

SFI of Oxford Acquisition Corporation	100	Delaware

Oxford Lockbox, Inc.	100	Delaware

Piedmont Apparel Corporation	100	Delaware

Tommy Bahama Group, Inc.	100	Delaware

Oxford Caribbean, Inc.	100	Delaware

Oxford Private Limited of Delaware, Inc.	100	Delaware

Viewpoint Marketing, Inc.	100	Florida

Oxford International, Inc.	100	Georgia

Ben Sherman Clothing, Inc.	100	Georgia

Oxford Industries Foundation, Inc.	100	Georgia

Oxford of South Carolina, Inc.	100	South Carolina

Oxford Products (International) Limited	99.99[1]	Hong Kong

3134539 Canada, Inc.	100	Canada

Oxford of Europe	100	United Kingdom

Camisas Bahia Kino S.A. de C.V.	100	Mexico

Industrias Lanier de Honduras S. de R.L.	50[2]	Guatemala

Manufacturera de Sonora, S.A. de CV	99[3]	Mexico

Piedmont Apparel Corporation

Patch Licensing LLC	66-2/3[4]	Delaware

[1]	One share of Oxford Products (International) Limited owned by Oxford International, Inc. Oxford Products (International) Limited has 150,000 shares issued and outstanding.

[2]	50% of the voting securities of Industrias Lanier de Honduras S.A. are owned by Oxford Caribbean, Inc.

[3]	1% of the voting securities of Manufacturera de Sonora, S.A. de CV are owned by Oxford International, Inc.

		Jurisdiction of
	% of Voting	Incorporation or
Name	Securities	Organization
Tommy Bahama Group, Inc.

Tommy Bahama R&R Holdings, Inc.	100	Delaware

Oxford Caribbean, Inc.

Confecciones Monzini SA	100	Honduras

Q.R. Fashions S. de R.L.	100	Honduras

Oxford Private Limited of Delaware, Inc.

Ben Sherman Holdings Limited	100	United Kingdom

Oxford International, Inc.

Oxford de Colon, S.A.	100	Costa Rica

Oxford Internacional de Guatemala Sociedad Anonima	99	Guatemala

Oxford Products (International) Limited

Top Candor Limited	99	Hong Kong

Industrias Oxford de Merida, S.A. de CV	99[5]	Mexico

Oxford Phillipines, Inc.	96.25[6]	Phillippines

Tommy Bahama R&R Holdings, Inc.

Tommy Bahama Beverages, LLC	100	Delaware

Tommy Bahama Beverages, LLC

Tommy Bahama Texas Beverages, LLC	100	Texas

Ben Sherman Holdings Limited

Oxford Industries (UK2) Limited	100	United Kingdom

Oxford Industries (UK2) Limited

Oxford Industries (UK3) Limited	100	United Kingdom

Oxford Industries (UK3) Limited

Ben Sherman Limited	100	United Kingdom

Ben Sherman Limited

Ben Sherman Group Limited	100	United Kingdom

Ben Sherman Group Limited

Textile Caledonia Investments Limited	100	United Kingdom

Sherman Cooper Marketing Limited	100	United Kingdom

Ben Sherman (Manufacturing) Limited	100	United Kingdom

[4]	33-1/3% of the membership interests of Patch Licensing LLC are owned by an entity unaffiliated with Oxford Industries, Inc.

[5]	1% of the voting securities of Industrias Oxford de Merida, S.A. de CV are owned by Oxford Industries, Inc.

[6]	3.74% of the voting securities of Oxford Phillipines, Inc. are owned by Oxford Industries, Inc. Nominal ownership interests of certain of the voting securities of Oxford Phillippines, Inc. are owned by various individual employees.

		Jurisdiction of
	% of Voting	Incorporation or
Name	Securities	Organization
Ben Sherman (Lurgan) Limited	100	United Kingdom

The Branded Shirt Co. Limited	100	United Kingdom

Neal and Cooper Limited	100	United Kingdom

Dunkeld Fashions Limited	100	United Kingdom

Tern Shirts Limited	100	United Kingdom

Slix Limited	100	United Kingdom

Rodeo International Limited	100	United Kingdom

Ben Sherman Australia (Pty) Ltd.	100	Australia